UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 17, 2007
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     Lam Research Corporation (“Lam” or the “Company”) has commenced a voluntary internal review of the accounting and reporting related to Company grants of employee stock options and the procedures under which those grants were made. Questions have arisen as to whether the appropriate accounting measurement dates for certain employee stock option grants between 1999 and 2002 were selected. The voluntary review arose after the Company’s independent auditors performed auditing processes, pursuant to recent guidance from the Public Company Accounting Oversight Board (“PCAOB”), relating to the Company’s historical stock option grant programs and procedures as part of its fiscal year-end 2007 audit. Lam’s Board of Directors has appointed an independent committee of two independent board members to conduct the review. The independent committee has engaged independent outside legal counsel to assist with the review. The scope of the voluntary review will be determined by the independent committee in consultation with its independent outside counsel.
     The Company has not yet determined whether it needs to record any non-cash adjustments to compensation expense related to prior stock option grants. While it conducts the review, the Company will provide only selected financial information to the public.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 17, 2007

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Chief Financial Officer and Group Vice President